EXHIBIT 21


                           SUBSIDIARIES OF THE COMPANY



                     NAME                         STATE OF ORGANIZATION
         --------------------------------         ---------------------
         Bactolac Pharmaceutical Inc.                 Delaware

         NIB, Inc. (formerly - ANI
                   Pharmaceuticals, Inc.)             Mississippi